Exhibit 99.1

May 18, 2009

 NEWS

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
May 18, 2009	Analyst Contact: Robert R. Hill, Jr. (803) 765-4629

SCBT Financial Corporation Closes $29.9 Million Stock Offering

COLUMBIA, S.C. — (May 18, 2009)  SCBT Financial Corporation (NASDAQ: SCBT) announced the closing of its previously announced public offering of 1,300,000 shares of common stock in which it raised approximately $29.9 million.  The net proceeds of the offering, underwritten through Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P., were approximately $27.9 million.  The underwriters have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from SCBT to cover over-allotments, if any.

The offering of the common shares was made pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on March 31, 2009, and the related prospectus supplement filed on May 13, 2009. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained without charge from the SEC’s website at http://www.sec.gov or by contacting Keefe Bruyette & Woods, Equity Capital Markets, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (800) 966-1559.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The company operates through SCBT, N.A., the third largest bank headquartered in South Carolina, and NCBT, a Division of SCBT, N.A.   Providing financial services for over 75 years, SCBT Financial Corporation operates 49 financial centers in 16 South Carolina counties and Mecklenburg County in North Carolina.   SCBT Financial Corporation has assets of approximately $2.8 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) restrictions imposed under the United States Treasury’s Capital Purchase Program; (14) the possibility that our company may not be able to repurchase some or all of the securities issued to United States Treasury under the Capital Purchase Program; (15) volatile capital markets; and (16) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.